Exhibit 8.1

Organizational Structure—NTT’s Consolidated Subsidiaries as of March 31, 2007

Name	Country of Incorporation	Equity Held by NTT, directly or indirectly
NIPPON TELEGRAPH AND TELEPHONE EAST CORPORATION	Japan	100.0%
NIPPON TELEGRAPH AND TELEPHONE WEST CORPORATION	Japan	100.0%
NTT VIETNAM CORPORATION	Japan	55.0%
NTT DIRECTORY SERVICES Co.	Japan	100.0%
EAST JAPAN TELECOMMUNICATIONS WELFARE CORPORATION	Japan	98.0%
Telwel West Japan Corporation	Japan	98.0%
NTT INFRASTRUCTURE NETWORK CORPORATION	Japan	100.0%
NTT BUSINESS INFORMATION SERVICE, INC	Japan	52.0%
AIREC ENGINEERING CORPORATION	Japan	53.0%
NTT-ME CORPORATION	Japan	100.0%
NTT MARKETING ACT CORPORATION	Japan	100.0%
NTT NEOMEIT CORPORATION	Japan	100.0%
NTT WEST-KANSAI CORPORATION	Japan	100.0%
NTT CARD SOLUTION Inc.	Japan	79.2%
NTT Solco Corporation	Japan	96.1%
NTT EAST-TOKYOMINAMI CORPORATION	Japan	100.0%
NTT COMMUNICATIONS CORPORATION	Japan	100.0%
Verio Inc.	USA	100.0%
NTT America, Inc.	USA	100.0%
NTT Resonant Inc.	Japan	100.0%
NTT EUROPE LTD.	UK	100.0%
NTT AUSTRALIA PTY. LTD.	Australia	100.0%
Milletechno, Inc.	USA	100.0%
Plala Networks Inc.	Japan	76.3%
HKNet Company Limited	China	100.0%
NTT MSC SDN BHD.	Malaysia	100.0%
NTT PC Communications Incorporated	Japan	100.0%
NTT COM ASIA LIMITED	China	100.0%
NTT SINGAPORE PTE. LTD.	Singapore	100.0%
On Demand TV, Inc.,	Japan	51.0%
NTT Communications (Thailand) Co., Ltd.	Thailand	100.0%
NTT WORLD ENGINEERING MARINE CORPORATION	Japan	66.7%
PT. NTT Indonesia	Indonesia	65.0%
NTT Taiwan Ltd.	Taiwan	100.0%
NTT KOREA Co., Ltd.	Korea	100.0%
NTT do Brasil Telecomunicações Ltda.	Brazil	100.0%
NTT NaviSpace Corporation	Japan	91.9%
NTT DoCoMo, Inc.	Japan	63.4%
NTT DoCoMo Hokkaido, Inc.	Japan	63.4%
NTT DoCoMo Tohoku, Inc.	Japan	63.4%
NTT DoCoMo Tokai, Inc.	Japan	63.4%
NTT DoCoMo Hokuriku, Inc.	Japan	63.4%
NTT DoCoMo Kansai, Inc.	Japan	63.4%
NTT DoCoMo Chugoku, Inc.	Japan	63.4%
NTT DoCoMo Shikoku, Inc.	Japan	63.4%
NTT DoCoMo Kyushu, Inc.	Japan	63.4%

DoCoMo Service, Inc.	Japan	63.4%
DoCoMo Engineering Inc.	Japan	63.4%
DoCoMo Mobile Inc.	Japan	63.4%
DoCoMo Support Inc.	Japan	63.4%
DoCoMo Systems, Inc.	Japan	63.4%
DoCoMo Sentsu, Inc.	Japan	63.4%
DoCoMo Technology, Inc.	Japan	63.4%
DoCoMo Businessnet, Inc.	Japan	63.4%
NTT DATA CORPORATION	Japan	54.2%
NTT DATA SYSTEMS CORPORATION	Japan	65.7%
NTT DATA SYSTEM TECHNOLOGIES INC.	Japan	65.7%
NTT DATA SYSTEM SERVICE CORPORATION	Japan	60.2%
NTT DATA TECHNOLOGY CORPORATION	Japan	54.2%
NTT DATA CREATION CORPORATION	Japan	43.4%
NTT DATA FINANCIAL CORPORATION	Japan	40.1%
NTT DATA INSTITUTE OF MANAGEMENT CONSULTING, INC.	Japan	54.2%
NTT DATA MANAGEMENT SERVICE CORPORATION	Japan	54.2%
NTT DATA TOKYO SMS CORPORATION	Japan	54.2%
NTT DATA CUSTOMER SERVICE CORPORATION	Japan	54.2%
NTT DATA INTERNATIONAL L.L.C.	USA	54.2%
NTT URBAN DEVELOPMENT CORPORATION	Japan	67.3%
NTT COMWARE CORPORATION	Japan	100.0%
NTT FACILITIES, INC.	Japan	100.0%
NTT BUSINESS ASSOCIE Corporation	Japan	100.0%
NTT FINANCE CORPORATION.	Japan	94.7%
NTT ADVANCED TECHNOLOGY CORPORATION	Japan	100.0%
NTT LOGISCO Inc.	Japan	100.0%
NTT INTERNET INC.	Japan	100.0%
NTT Electronics Corporation	Japan	90.0%
NTT LEARNING SYSTEMS CORPORATION	Japan	97.8%
NTT Software Corporation	Japan	100.0%
NTT ADVERTISING, INC.	Japan	100.0%
NTT BUSINESS ASSOCIE TOKYO Co. Ltd.	Japan	100.0%
Other 340	Various	Various

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